      As filed with the Securities and Exchange Commission on May 8, 1995

                                                  Registration No.
                                                                   -------------
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                         ------------------------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                               CODA ENERGY, INC.

             (Exact name of registrant as specified in its charter)


               Delaware                                  75-1842480
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
    of incorporation or organization)

     5735 Pineland Drive, Ste. 300                           75231
             Dallas, Texas                                (Zip Code)
(Address of Principal Executive Offices)

                     CODA ENERGY, INC. 1993 INCENTIVE STOCK
                                  OPTION PLAN

                            (Full title of the plan)

                         ------------------------------

                                  JOE CALLAWAY
                              5735 Pineland Drive
                                   Suite 300
                              Dallas, Texas  75231
                                 (214) 692-1800

(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:

                               WILLIAM L. BOEING
                            Haynes and Boone, L.L.P.
                             3100 NationsBank Plaza
                              Dallas, Texas  75202
                                 (214) 651-5000

                         ------------------------------

                            [Bottom of Facing Page]


                        CALCULATION OF REGISTRATION FEE

===========================================================================================
                                             Proposed           Proposed
                                             maximum            maximum          Amount of
Title of securities      Amount to be     offering price        aggregate      registration
 to be registered        registered(1)     per share(2)     offering price(2)     fee(2)
- -------------------------------------------------------------------------------------------
Common Stock,
$.02 par value.......     1,000,000              $6.86         $6,859,191         $2,365.24
===========================================================================================

(1) The amount to be registered also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933.

(2) Of the 1,000,000 shares to be registered pursuant to the Coda Energy, Inc. 1993 Incentive Stock Option Plan, options to purchase an aggregate of 7,004 shares have been granted at an exercise price of $6.50 per share and an aggregate of 265,255 shares have been granted at an exercise price of $5.625 per share. For purposes of computing the balance of the aggregate offering price and the registration fee relating to the remaining 727,741 shares to be registered pursuant to the Coda Energy, Inc. 1993 Incentive Stock Option Plan, such computation has been made in accordance with paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based on the average high and low sales prices of the Common Stock as reported on the NASDAQ/NMS composite tape on May 1, 1995 ($7.31 per share).

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     Coda Energy, Inc. (the "Company") hereby incorporates by reference the following documents filed by the Company with the Securities and Exchange Commission (the "Commission"):

     (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "1994 Form 10-K");

     (ii)   Current Report on Form 8-K dated April 26, 1995;

     (iii)  Current Report on Form 8-K dated May 2, 1995; and

     (iv) Registration Statement on Form 8-A dated November 6, 1987, in respect of Coda's Common Stock, par value $.02 per share, as amended by Amendment No. 1 on Form 8, dated November 25, 1987, Amendment No. 2 on Form 8, dated June 1, 1989, Amendment No. 3 on Form 8, dated February 28, 1990, and Form 8-A/A No. 4, dated August 18, 1994.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.


Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

                                 Legal Opinion

     Certain legal matters related to the shares of Common Stock offered hereby are being passed upon for the Company by Mr. Joe Callaway, Vice President and General Counsel of the Company. Mr. Callaway owns 2,338 shares of Common Stock and currently Mr. Callaway holds options to purchase 23,850 shares of Common Stock granted under the Company's 1993 Incentive Stock

Option Plan. In addition, Mr. Callaway is a participant in the Company's 1993 Employee Stock Purchase Plan.

                                    Experts

     The consolidated financial statements and schedule of the Company appearing in the 1994 Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The estimates as of December 31, 1992, January 1, 1994 and January 1, 1995, relating to the Company's proved oil and natural gas reserves, future net revenue of oil and natural gas reserves and present value of future net revenue of oil and natural gas reserves appearing in the 1994 Form 10-K and incorporated herein by reference are based upon estimates of such reserves prepared by Lee Keeling and Associates, Inc., independent consulting petroleum engineers, in reliance upon such reports and upon the authority of such firm as experts in petroleum engineering.


Item 6.  Indemnification of Directors and Officers.

     The information set forth pursuant to Item 15 of the Company's Post-Effective Registration Statement on Form S-4/Registration Statement on Form S-3 (collectively, File No. 33-81532) is incorporated by reference herein.


Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.


    Exhibit
      No.              Exhibit
    -------            -------
        4*     Coda Energy, Inc. 1993 Incentive Stock Option Plan, as amended.

        5*     Opinion of Joe Callaway.

     23.1*     Consent of Ernst & Young LLP.

     23.2*     Consent of Lee Keeling and Associates, Inc.

     23.3*     The consent of Joe Callaway is included in his opinion filed as
               Exhibit 5 to this Registration Statement.

     24* The power of attorney of officers and directors of the Company is set forth on the signature page of this Registration Statement.

- -----------------------

     *  Filed herewith.

Item 9.        Undertakings.

     (a)       The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on May 5, 1995.


                              CODA ENERGY, INC.


                              By: /s/ T. W. Eubank
                                  -----------------------
                                  T. W. Eubank, President

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Coda Energy, Inc. (the "Company") hereby constitutes and appoints Douglas H. Miller, T.W. Eubank and Joe Callaway, or any of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, and file any and all documents relating to this Registration Statement, including any and all amendments, exhibits and supplements thereto, with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:


     Signature                    Title                    Date
     ---------                    -----                    ----
/s/ Douglas H. Miller     Chairman of the Board         May 5, 1995
- ------------------------  and Chief Executive Officer
    Douglas H. Miller


/s/ T. W. Eubank          President, Chief Operating    May 5, 1995
- ------------------------  Officer and Director
    T.W. Eubank

/s/ Grant W. Henderson    Director, Executive Vice      May 5, 1995
- ------------------------  President and Chief Financial
    Grant W. Henderson    Officer (Principal Financial
                          and Accounting Officer)


/s/ Earl E. Ellis         Director                      May 5, 1995
- ------------------------
    Earl E. Ellis



     Signature                    Title                    Date
     ---------                    -----                    ----

- ------------------------  Director                      May 5, 1995
  Walter B. Hailey, Jr.

/s/ Frank P. Horlock      Director                      May 5, 1995
- ------------------------
    Frank P. Horlock

/s/ David A. Keener       Director                      May 5, 1995
- ------------------------
    David A. Keener

/s/ Tommie E. Lohman      Director                      May 5, 1995
- ------------------------
    Tommie E. Lohman

                          Director                      May 5, 1995
- ------------------------
 Worthy R. Warnack, M.D.

/s/ Jarl P. Johnson       Director                      May 5, 1995
- ------------------------
    Jarl P. Johnson


                                 EXHIBIT INDEX


  Exhibit                                                  Sequential
    No.                         Description                 Page No.
 --------                       -----------                ----------
      4*     Coda Energy, Inc. 1993 Incentive Stock Option
             Plan, as amended.

      5*     Opinion of Joe Callaway.

   23.1*     Consent of Ernst & Young LLP.

   23.2*     Consent of Lee Keeling and Associates, Inc.

   23.3* The consent of Joe Callaway is included in his opinion filed as Exhibit 5 to this Registration Statement.

   24* The power of attorney of officers and directors of the Company is set forth on the signature page of this Registration Statement.

- ---------------------------------
*  Filed herewith.